UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4670 Willow Road, Suite 125, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2026, AEye, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”). Present in person or by proxy at the Meeting were shares of Common Stock representing 27,302,724 votes, or approximately 60.20% of the 45,345,919 shares outstanding and entitled to vote as of the record date of March 23, 2026, and which constituted a quorum.

At the Meeting, the Company’s stockholders: (i) elected Matthew Fisch and Doron Simon, each to serve as a Class II director of the Company until the 2029 Annual Meeting of Stockholders as described in Proposal One; (ii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 as described in Proposal Two; (iii) approved an increase in the number of shares of common stock issuable under our 2021 Equity Incentive Plan as described in Proposal Three; (iv) approved, on an advisory and non-binding basis, the compensation of our named executive officers as described in Proposal Four; and (v) approved, on an advisory and non-binding basis, the frequency of the advisory vote on executive compensation at one year as described in Proposal Five.

The following tables set forth the results of the voting at the Meeting.

Proposal One – to elect two (2) Class II directors each to hold office until the Company’s 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal:

Director Nominees	For	Withheld	Broker Non-votes
Matthew Fisch	14,311,142	1,832,242	11,159,340
Doron Simon	12,743,061	3,400,323	11,159,340

Each of the director nominees, Matthew Fisch and Doron Simon, received the required affirmative vote of holders of a plurality of the votes cast and, therefore, each of the Company’s nominees were elected as a Class II director to hold office until the Company’s 2029 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Proposal Two – to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain	Broker Non-votes
26,869,791	318,490	114,443	0

Proposal Two required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Three – to approve an increase in the number of shares of Common Stock issuable under the Company’s 2021 Equity Incentive Plan by 6,750,000 shares:

For	Against	Abstain	Broker Non-votes
8,712,304	7,178,481	252,599	11,159,340

Proposal Three required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Four – to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-votes
14,132,882	1,849,579	160,923	11,159,340

Proposal Four required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Five – to determine, on an advisory and non-binding basis, the frequency of the advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstain
15,148,439	422,546	334,570	237,829

Proposal Five required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders at One Year as set forth in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: May 12, 2026	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Executive Vice President, General Counsel & Corporate Secretary

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